UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 31, 2022

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

RENAVOTIO, INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

601 South Boulder Ave., Suite 600, Tulsa, OK	74119
(Address of principal executive offices)	(Zip Code)

(888) 928-1312

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Renavotio, Inc. is referred to herein as “Renavotio”, “we”, “our”, or “us”.

ITEM 8.01. OTHER EVENTS

We received a complaint in the matter of Walnut Creek Neighbors or Concerned Citizens (of various Oklahoma Counties) v. Verizon Headquarters, T-Mobile Headquarters, US Cellular Headquarters, AT&T Headquarters, Mobilitie Company, Cox Cable Media Network, PSO, ONG, City of Tulsa, Oklahoma, State of Oklahoma, City Code Inspectors of Tulsa Co, Building Code Inspectors of Tulsa Co, including us and our subsidiaries, Renavotio Infratrech, Inc., Cross Bo Construction and Utility Management and Construction (District Court of Tulsa County, Oklahoma, Case No., CV-2022-286, March 10, 2022), seeking injunctive relief in connection with the  building of 5G towers. We believe that the complaint has no merit and we intend to vigorously defend the complaint including filing a motion to dismiss.

ITEM 9.01. FINANCIAL STATEMENTS & EXHIBITS

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2022	By:	/s/ William Robinson
William Robinson
Chief Executive Officer

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